Exhibit 1.1
EXECUTION COPY
American Medical Systems Holdings, Inc.
3 1/4% Convertible Senior Subordinated Notes due 2036
PURCHASE AGREEMENT
June 21, 2006
Piper Jaffray & Co.
Thomas Weisel Partners LLC
KeyBanc Capital Markets
  As Representatives of the several
  Underwriters named in Schedule I hereto
c/o Piper Jaffray & Co.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota 55402
Ladies and Gentlemen:
     American Medical Systems Holdings, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $325,000,000 principal amount of its 3 1/4% Convertible Senior Subordinated Notes due 2036 (the “Firm Notes”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional aggregate $48,750,000 amount of its 3 1/4% Convertible Senior Subordinated Notes due 2036 (the “Option Notes”) as provided in Section 2. The Firm Notes and, if and to the extent such option is exercised, the Option Notes are collectively referred to herein as the “Notes.” The Notes will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by the Guarantors named in Schedule III hereto (each individually, a “Guarantor,” and collectively, the “Guarantors”). The Firm Notes and the related Guarantees are collectively referred to herein as the “Firm Securities”; the Option Notes and the related Guarantees are collectively referred to herein as the “Option Securities”; and the Firm Securities and the Option Securities are collectively referred to herein as the “Securities.” The Notes will be convertible into shares (the “Underlying Securities”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). The Securities will be issued pursuant to an Indenture (the “Indenture”), to be dated as of June 27, 2006, between the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).
     The Company and the Guarantors hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the “Representatives”).
     1. Registration Statement and Prospectus. The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-135135), including the related preliminary prospectus or prospectus, under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the Securities, the Underlying Securities and other securities of the Company, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”). Such registration statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and became effective upon filing in accordance with Rule 462(e) under the Securities Act. The prospectus contained in such registration statement at the time it became effective is referred to herein as the “Base Prospectus.” Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Rules and Regulations (the “Rules 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”
     Each preliminary prospectus supplement to the Base Prospectus, together with the Base Prospectus, that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company and the Guarantors will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof, together with the Base Prospectus, in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations (“Rule 424(b)”). Such final prospectus supplement, together with the Base Prospectus, in the form first furnished to the Underwriters to confirm sales of the Securities at the time of the execution of this Agreement, is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act or the Securities Exchange Act of 1934 as amended (the “Exchange Act”), as of the date of such prospectus.
     For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be.

     2. Representations and Warranties of the Company and the Guarantors.
          The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the several Underwriters as follows:
          (a) The Company and the Guarantors meet the requirements for the use of Form S-3 under the Securities Act. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405. Neither the Company nor any Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form.
          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.
          (c) The Original Registration Statement initially became effective under the Securities Act upon filing under Rule 462(e) of the Rules and Regulations on June 19, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e) of the Rules and Regulations. The Company and the Guarantors have complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
          (d) Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Rules and Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Rules and Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

          (e) Each part of the Registration Statement, and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the First Closing Date and Second Closing Date (as hereinafter defined), complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the Trust Indenture Act of 1939, as amended (the “1939 Act) and the rules and regulations thereunder (the “1939 Act Regulations”) and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the First Closing Date and Second Closing Date, complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the 1939 Act and 1939 Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by you or by any Underwriter through you, specifically for use in the preparation thereof.
          (f) Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein. As used in this paragraph and elsewhere in this Agreement:
     (1) “Time of Sale” means 6:00 a.m. (Eastern Time) on the day following the date of this Agreement.
     (2) “Statutory Prospectus” as of any time means the Preliminary Prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

     (3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
     (4) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.
     (5) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.
          (g) (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(c)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein.
     (B) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, neither the Company nor any Guarantor was or is (1) an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary (including any Guarantor) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or any Guarantor be considered an ineligible issuer), nor (2) an “excluded issuer” as defined in Rule 164 under the Securities Act.
     (C) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.
          (h) The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, Ernst & Young LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and with regard to the Company’s internal control over financing reporting and management’s assessment thereof, is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).
          (i) The Company, each Guarantor and each of their respective subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company, each Guarantor and each of their respective subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify could reasonably be expected to result in a material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”).
          (j) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, none of the Company, any Guarantor or any of their respective subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants and the issuance of shares under the Company’s existing stock incentive or employee stock purchase plans), or any material change in the short-term or long-term debt, or any issuance of options (other than issuances of options under the Company’s existing stock incentive or employee stock purchase plans), warrants, convertible securities or other rights to purchase the capital stock, of the Company, any Guarantor or any of their respective subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change.

          (k) Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company, any Guarantor, or any of their respective subsidiaries is a party or of which any property or assets of the Company, any Guarantor or any of their respective subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus that have not been so described.
          (l) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.
          (m) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor, and is a valid and binding agreement of the Company and each Guarantor, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.
          (n) The Indenture has been duly authorized by the Company and each Guarantor, has been duly qualified under the 1939 Act, and at the First Closing Date will be duly executed and delivered by the Company and each Guarantor, and when duly executed and delivered by the Trustee, will be a valid and binding agreement of the Company and each Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.
          (o) The Notes have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by you in accordance with this Agreement, will be (i) valid and binding obligations of the Company enforceable in accordance with their terms, except as to enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and (ii) in the form contemplated by, and entitled to the benefits of, the Indenture.
          (p) The Guarantees have been duly and validly authorized and, when executed and delivered in accordance with the provisions of the Indenture, and delivered to and paid for by you in accordance with this Agreement, will be (i) valid and binding obligations of the Guarantors enforceable in accordance with their terms, except as to enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and (ii) in the form contemplated by, and entitled to the benefits of, the Indenture.

          (q) The Underlying Securities have been duly authorized and reserved for issuance and, upon issuance thereof upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable and will be issued free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest and will not be subject to any preemptive rights, co sale rights, rights of first refusal or other right to subscribe for or purchase securities.
          (r) The Securities and the Indenture conform or will conform in all material respects to the respective statements relating thereto contained in the Time of Sale Disclosure Package and the Final Prospectus and will be in substantially the respective forms last delivered to the Underwriters prior to the date of this Agreement.
          (s) The execution, delivery and performance of this Agreement, the Indenture and the Securities, the issuance of the Securities and the issuance of the Underlying Securities upon conversion of the Securities and the consummation of the transactions herein and therein contemplated will not conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Guarantor or any of their respective subsidiaries pursuant to, (1) any statute, rule or regulation, (2) any contract, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company, any Guarantor or any of their respective subsidiaries is a party or by which it is bound or to which any of its property is subject, except that certain Credit Agreement, dated as of January 20, 2005, by and among the Company, American Medical Systems, Inc., KeyBank National Association, Swing Line Lender, and L/C Issuer, and the other lenders that are parties thereto (the “2005 Credit Facility”), which the Company will terminate in accordance with Section 4(t) below, (3) the Company’s or any Guarantor’s charter or by-laws, or (4) any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company, any Guarantor or any of their respective subsidiaries or any of their respective properties. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture or the Securities, the issuance of the Securities or the issuance of the Underlying Securities upon conversion of the Securities or for the consummation of the transactions contemplated hereby or thereby, except such as may be required under the Securities Act or state securities or blue sky laws.
          (t) All of the issued and outstanding shares of capital stock of the Company and each Guarantor, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the capital stock of the Company, including the Underlying Securities, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each subsidiary of the Company and of each Guarantor have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company or such Guarantor either directly or through wholly-owned subsidiaries own of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.
          (u) The Company, each Guarantor and each of their respective subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; none of the Company, any Guarantor or any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course; and the Company, each Guarantor and each of their respective subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.
          (v) The Company, each Guarantor and each of their respective subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, and except that AMS, through its wholly-owned subsidiary, TherMatrx, Inc., has granted a security interest in certain property acquired in connection with its acquisition of TherMatrx, Inc. pursuant to that certain Security Agreement, dated July 14, 2004, between TherMatrx, Inc. and TherMatrx Investment Holdings LLC. The property held under lease by the Company, each Guarantor and each of their respective subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company, each Guarantor or any of their respective subsidiaries.
          (w) The Company, each Guarantor and each of their respective subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the business of the Company, the Guarantors and their respective subsidiaries as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the caption “Business—Intellectual Property”, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Change; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company, any Guarantor or any of their respective subsidiaries in or to any such Intellectual Property, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company, each Guarantor and each of their respective subsidiaries and to the knowledge of the Company, the Intellectual Property licensed to the Company, each Guarantor and each of their respective subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (D) there is no pending or threatened action, suit, proceeding or claim by others that the Company, any Guarantor or any of their subsidiaries infringes, misappropriated or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except for the case captioned “NEBL, Incorporated. et.al. vs. American Medical Systems, Inc.”; and (E) to the Company’s knowledge, no employee of the Company, any Guarantor or any of their subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, such Guarantor or such subsidiary or actions undertaken by the employee while employed with the Company, such Guarantor or such subsidiary. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property of the Company and its subsidiaries.
          (x) None of the Company, any Guarantor or any of their respective subsidiaries is (A) in violation of its respective charter or by-laws, (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company, and Guarantor or any of their respective subsidiaries is subject or (C) in violation of any law or statute or any judgment order, rule or regulation of any court or arbitrator or government or regulatory authority.
          (y) The Company, each Guarantor and each of their respective subsidiaries have timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any material taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company, such Guarantor or such subsidiary is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, other than normal course audits, and the Company has no knowledge of any assessed liability for any tax to be imposed upon the properties or assets of the Company, any Guarantor or any of their respective subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement.
          (z) Neither the Company nor any Guarantor has distributed or will distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the

Prospectus or other materials permitted by the Securities Act to be distributed by the Company and the Guarantors; provided, however, that, except as set forth on Schedule II, neither the Company nor any Guarantor has made or will make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(q) of this Agreement.
          (aa) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is included or approved for inclusion on the Nasdaq National Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Nasdaq National Market for maintenance of inclusion of the Common Stock thereon. The Company has filed any required application to include the Underlying Securities on the Nasdaq National Market.
          (bb) Other than the subsidiaries of the Company listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.
          (cc) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (dd) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the applicable requirements of Rule 4350(d)(2) of the Rules of the NASD (the “NASD Rules”) and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. Neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (A) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (B) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.
          (ee) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus which is not so described. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.
          (ff) Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company, each Guarantor and each of their respective subsidiaries: (A) is and at all times has been in full compliance with all statutes, rules, regulations, or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, any Guarantor or any of their respective subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) since January 1, 2003, has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state or foreign governmental authority having authority over the Company, any Guarantor or any of their respective subsidiaries (“Governmental Authority”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) since January 1, 2003, has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).
          (gg) The Company, each Guarantor and each of their respective subsidiaries (A) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, result in a Material Adverse Change.
          (hh) The Company, each Guarantor and each of their respective subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company, any Guarantor and any of their respective subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.
          (ii) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
          (jj) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

          (kk) Other than as contemplated by this Agreement, neither the Company nor any Guarantor has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (ll) None of the Company, any Guarantor or any of their affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.
          (mm) The Company and each Guarantor carries, or is covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any Guarantor has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and duly in force on the date hereof.
          (nn) None or the Company, any Guarantor, any of their respective subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any Guarantor or any of their respective subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (oo) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
          (pp) None of the Company or any Guarantor is or, after giving effect to the offering and sale of the Securities, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
          (qq) The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (rr) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.
          (ss) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.
          (tt) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M promulgated under the Exchange Act in connection with the sale or offering of the Securities or the Underlying Securities, including, without limitation, any action designed to or that might reasonable be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the distribution of the Securities.
          (uu) No subsidiary of the company or of any of the Guarantors is currently prohibited, directly or indirectly, from paying any dividends to the Company or to the Guarantors, from making any other distribution on such subsidiary’s capital stock or other ownership interest, from repaying to the company or the Guarantors any loans or advances to such subsidiary from the Company or the Guarantors or from transferring any of such subsidiary’s property or assets to the company, the Guarantors or any other subsidiary of the company or the guarantors, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus (exclusive of any supplement thereto).
          (vv) Any certificate signed by any officer of the Company, any Guarantor and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters covered thereby.
     3. Purchase, Sale and Delivery of Securities.
          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and sell the Firm Securities to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Security shall be equal to 97% of the principal amount of the Firm Security plus accrued interest, if any, from June 27, 2006 to the date of payment and delivery (the “Purchase Price”). The obligation of each Underwriter to the Company and the Guarantors shall be to purchase from the Company and the Guarantors that number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective principal amount of Firm Securities specified in Schedule I.

          The Firm Securities will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Representatives so elect, delivery of the Firm Securities may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Securities, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.
          (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and Guarantors, with respect to an aggregate principal amount of the Option Securities, hereby grants to the several Underwriters an option to purchase all or any portion of the Option Securities at the same Purchase Price as the Firm Securities, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Securities. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 13 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Securities are to be registered and the date and time, as determined by you, when the Option Securities are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as the number of Firm Securities to be purchased by such Underwriter is of the total number of Firm Securities to be purchased by the several Underwriters. No Option Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.
          The Option Securities will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Securities may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Securities in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.
          (c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.
     4. Covenants.
          The Company and the Guarantors covenant and agree, jointly and severally, with the several Underwriters as follows:
          (a) During the period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company and Guarantors shall not file any such proposed amendment or supplement to which the Representatives or counsel to the Underwriters reasonably object.
          (b) After the date of this Agreement, the Company and each Guarantor shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company and the Guarantors will use their best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company and the Guarantors agree that they shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use their reasonable efforts to confirm that any filings made by the Company or the Guarantors under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)). The Company and the Guarantors shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.
          (c) (A) During the Prospectus Delivery Period, the Company and the Guarantors will comply as far as they are able with all requirements imposed upon them by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act and the rules and regulations promulgated thereunder, and the 1939 Act and the 1939 Act Regulations so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representatives or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
     (B) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representatives and the Company and the Guarantors have promptly amended or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (C) If at any time when Securities remain unsold by the Underwriters the Company or any Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Guarantors will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use their best efforts to cause such registration statement of post-effective amendment to be declared effective, and (iv) promptly notify the Representatives of such effectiveness. The Company and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice for which the Company or any Guarantor has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
          (d) The Company and the Guarantors shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that neither the Company nor any Guarantor shall be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.
          (e) The Company and the Guarantors will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (which will include three complete manually signed copies of the Registration Statement and all consents and exhibits filed therewith), each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.
          (f) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., Nasdaq or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).
          (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.
          (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Indenture, the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any trustee, transfer agent or registrar, (E) any filing fees and fees and disbursements of Underwriters’

counsel incident to any required review and approval by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, (G) the costs and expenses of the Company relating to Investor presentations on any “road show” undertaken in connection with the marketing of the Securities, and (H) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or any Guarantor is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.
          (i) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.
          (j) The Company will not, without the prior written consent of Piper Jaffray & Co., from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Underwriters pursuant to this Agreement and to directors, employees or consultants of the Company pursuant to the Company’s stock incentive and employee stock purchase plans. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by Piper Jaffray & Co. in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs. The Company will provide the Representatives, any co-managers and each shareholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

          (k) The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form attached hereto as Exhibit A, from each of the Company’s directors and officers (the “Lock-Up Agreement”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.
          (l) Neither the Company nor any Guarantor has taken or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities
          (m) Neither the Company nor any Guarantor will incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (n) During the Prospectus Delivery Period, the Company and the Guarantors will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.
          (o) The Company, the Guarantors and their respective subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company and the Guarantors, including their subsidiaries, is made known to them by others within those entities.
          (p) The Company, the Guarantors and their respective subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.
          (q) The Company and the Guarantors represent and agree that, unless they obtain the prior written consent of Piper Jaffray & Co., and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and Piper Jaffray & Co., they have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II, which schedule shall include the final term sheet referred to in Section 4(r). Any such free writing prospectus consented to by the Company and Piper Jaffray & Co. is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and each Guarantor represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
          (r) The Company agrees to prepare and file a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives, and to file such term sheet pursuant to Rule 433(d) within the time required by such rule.
          (s) The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock, for the purposes of enabling the Company to satisfy any obligations to issue the Underlying Securities upon conversion of the Notes.
          (t) Promptly following the date of this Agreement, and in any event prior to the closing of the sale of the Firm Securities on the First Closing Date, the Company agrees that it shall terminate the 2005 Credit Facility.
     5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions:
          (a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company and the Guarantors shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
          (b) No Underwriter shall have advised the Company or the Guarantors that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of all the circumstances in which they were made, not misleading.

          (c) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, none of the Company, the Guarantors or any of their respective subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants and the issuance of shares under the Company’s existing stock incentive or employee stock purchase plans), or any material change in the short-term or long-term debt of the Company or the Guarantors, or any issuance of options (other than issuances of options under the Company’s existing stock incentive or employee stock purchase plans), warrants, convertible securities or other rights to purchase the capital stock of the Company, the Guarantors or any of their respective subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, the Guarantors or any of their respective subsidiaries, the effect of which, in any such case described above, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.
          (d) On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities or;
          (e) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Oppenheimer Wolff & Donnelly LLP, counsel for the Company and the Guarantors, dated such Closing Date and addressed to you, as set forth in Exhibit B attached hereto:
          (f) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, an officers’ certificate covering certain regulatory matters signed by Lawrence W. Getlin, Senior Vice President, Regulatory, Medical Affairs and Quality Systems and Corporate Compliance Officer of the Company, dated such Closing Date and addressed to you, as set forth in Exhibit C attached hereto.
          (g) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, an officers’ certificate covering certain reimbursement matters signed by John F Nealon, Senior Vice President, Business Development of the Company, dated such Closing Date and addressed to you, as set forth in Exhibit D attached hereto.
          (h) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Jose Jimenez, the Company’s Chief Intellectual Property Counsel, dated such Closing Date and addressed to you, as set forth in Exhibit E attached hereto.

          (i) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Latham & Watkins and Wilson Sonsini Goodrich & Rosati, P.C., counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.
          (j) On the date of this Agreement and each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Ernst & Young LLP, dated such date and addressed to you, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.
          (k) On the date of this Agreement and each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of PricewaterhouseCoopers LLP, dated such date and addressed to you, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.
          (l) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company and of each Guarantor, to the effect that:
     (i) The representations and warranties of the Company and the Guarantors in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to such Closing Date;
     (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale or notice that would prevent use of the Registration

Statement, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and
          (iii) The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package and the Prospectus), and
     (A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained, when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made,
     (B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (C) since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package or into the Prospectus that has not been so filed,
     (D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company, any Guarantor nor any of their respective subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or shares issued under the Company’s employee stock purchase plan), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, any Guarantor or any of their respective subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, any Guarantor or any subsidiary, and
     (E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company, any Guarantor or any of their respective subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.
          (m) The Indenture shall have been duly executed and delivered by the Company, each Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by the Company, each Guarantor and duly authenticated by the Trustee.
          (n) At the Closing Time, the Underlying Securities shall be listed.
          (o) The Company and the Guarantors shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.
          (p) The Underwriters shall have received all the Lock-Up Agreements referenced in Section 4(k).
          (q) The Securities shall have been accepted for settlement through the facilities of The Depository Trust Company or as otherwise instructed by the Representatives.
          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.
     6. Indemnification and Contribution.
          (a) The Company and the Guarantors agree, jointly and not severally, to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and the Guarantors), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.
          In addition to its other obligations under this Section 6(a), the Company and the Guarantors jointly and severally agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s or any Guarantor’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company and Guarantors may otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Company, each Guarantor and the affiliates, directors and officers and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such Guarantor may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company and any Guarantor for any legal or other expenses reasonably incurred by the Company or such Guarantor in connection with investigating or defending against any such loss, claim, damage, liability or action.
          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).
          The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of the Company and the Guarantors under this Section 6 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and the Guarantors (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company and the Guarantors who has signed the Registration Statement and to each person, if any, who controls the Company and the Guarantors within the meaning of the Securities Act.
          (f) The Underwriters severally confirm and the Company and the Guarantors acknowledge that the statements with respect to the public offering of the Securities by the Underwriters set forth in paragraph two appearing under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.
     7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Guarantors herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the several Underwriters, the Company and the Guarantors contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any Guarantor or any of their officers, directors, or controlling persons, or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.
     8. Substitution of Underwriters.
          (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Securities in accordance with the terms hereof, and the amount of Firm Securities not purchased does not aggregate more than 10% of the total amount of Firm Securities set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Securities that the withdrawing or defaulting Underwriters agreed but failed to purchase.
          (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Securities in accordance with the terms hereof, and the amount of Firm Securities not purchased aggregates more than 10% of the total amount of Firm Securities set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Guarantor shall be under any liability to any Underwriter (except to the extent provided in Section 4(h) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Securities agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or any Guarantor (except to the extent provided in Section 6 hereof).
          If Firm Securities to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.
     9. Termination of this Agreement.
          (a) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company or any Guarantor shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its or their part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, or any other calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective and shall survive such termination.
          (b) If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

     10. Default by the Company. If the Company and the Guarantors shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(h) hereof, any non-defaulting party.
          No action taken pursuant to this Section shall relieve the Company or any Guarantor from liability, if any, in respect of such default.
     11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, delivered or telecopied to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Eric Alt (telecopy no. (612) 303-1036) except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering with a copy to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, Attention: R. Scott Shean (telecopy no. (714) 755-8290); if to the Company, shall be mailed, delivered or telecopied to it at 10700 Bren Road West, Minnetonka, MN 55343, Attention: John Nealon (telecopy no. (952) 930-6211), with a copy to Oppenheimer Wolff & Donnelly LLP, 45 South 7th Street, Suite 3300, Minneapolis, MN 55402, Attention: Thomas Marek (telecopy no. (612) 607-7100. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.
     13. Absence of Fiduciary Relationship. The Company and each Guarantor acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Guarantors on the one hand and the Representatives on the other hand have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or the Guarantors on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company and the Guarantors following discussions and arms-length negotiations with the Representatives and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that the Representatives have no obligation to disclose such interest and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company or the Guarantors; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim on behalf of or in right of the Company or the Guarantors, including stockholders, employees or creditors of the Company or the Guarantors.
     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.
[Signature Page Follows]

     Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the several Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

American Medical Systems Holdings, Inc.

By	/s/ Martin J. Emerson

Name: Martin J. Emerson
Title: Chief Executive Officer and President

GUARANTORS:

American Medical Systems, Inc.

By	/s/ Martin J. Emerson

Name: Martin J. Emerson
Title: Chief Executive Officer and President

American Sales Corporation

By	/s/ Martin J. Emerson

Name: Martin J. Emerson
Title: Chief Executive Officer and President

AMS Research Corporation

By	/s/ Martin J. Emerson

Name: Martin J. Emerson
Title: Chief Executive Officer and President

Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.
Piper Jaffray & Co.
Thomas Weisel Partners, llc
By: Piper Jaffray & co.

By	/s/ Eric Alt
Managing Director